UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2010

GEOPULSE EXPLORATION, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-137519	98-0560923
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

601 Union Square, Suite 4200, Seattle WA 98101
(Address of Principal Executive Office)

(206) 652-3310
(Registrant’s telephone number, including area code

360 Main Street, Washington, VA 22747
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01

Entry into a Material Definitive Agreement.

On February 1, 2010, Geopulse Exploration, Inc. (the “Company”) entered into a material definitive agreement with Massimiliano Farneti by which Mr. Farneti acquired one million two hundred sixteen thousand (1,216,000) shares of the Company’s common stock.  Following the transaction, Mr. Farneti controls approximately 51.09% of the Company’s outstanding capital stock.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 1, 2010, Farneti was appointed to the Board of Directors as well as President of the Company. On February 8, 2010, Joseph Meuse resigned as President of the Company.

Set forth below is certain biographical information regarding the new Director and Officer:

Appointment of Massimiliano Farneti:  Director and President of the Company.

Massimiliano Farneti, age 39, resides in Italy.  Mr. Farneti is an Italian businessman with close to twenty years of corporate and engineering experience. He has been involved in both public and private companies throughout Europe and North America. He has a degree in Mechanical Engineering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOPULSE EXPLORATION, INC.
(Registrant)

Date:	February 9, 2010	/s/ Massimiliano Farneti
*Signature

Director and President
Title